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                                                                      Exhibit 11



                              DATAWORKS CORPORATION
          STATEMENTS OF CONSOLIDATED COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)
                    (in thousands, except per share amounts)



                                                                      THREE MONTHS ENDED
                                                                           MARCH 31,
                                                                       1998         1997
                                                                     --------     --------
BASIC EARNINGS PER SHARE:

Net income                                                           $  3,092     $  1,889
                                                                     ========     ========

Weighted average number of common shares outstanding                   14,112       13,639
                                                                     ========     ========

Basic earnings per share                                             $   0.22     $   0.14
                                                                     ========     ========


DILUTED EARNINGS PER SHARE:

Net income                                                           $  3,092     $  1,889
                                                                     ========     ========

Weighted average number of common shares outstanding                   14,112       13,639
  Weighted average options and warrants to purchase common
    stock as determined by the treasury method                            905          660
                                                                     --------     --------
Weighted average number of common shares outstanding as adjusted       15,017       14,299
                                                                     ========     ========

Diluted earnings per share                                           $   0.21     $   0.13
                                                                     ========     ========